                             ANASTASIA H. ENNEKING
                                ATTORNEY AT LAW

                                4500 MAIN STREET
                           KANSAS CITY, MISSOURI 64111

                                  (816)340-3774
                             FACSIMILE (816)340-4964

June 28, 2002

American Century Investment Trust
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

         As counsel to American Century Investment Trust (the "Trust"), I am
generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I deemed relevant, it is my opinion that the shares of the Trust described in 1933 Act Post-Effective Amendment No. 77 and
1940 Act Amendment No. 18 to its Registration Statement on Form N-1A, to be
filed with the Securities and Exchange Commission on June 28, 2002, will, when issued, be validly issued, fully paid and nonassessable.

         For the record, it should be stated that I am an employee of American
Century Services Corporation, an affiliated corporation of American Century
Investment Management, Inc., the investment advisor of the Trust.

         I hereby consent to the use of this opinion as an exhibit to
Post-Effective Amendment No. 17 and Amendment No. 18, referenced above.

                                 Very truly yours,

                                 /s/Anastasia H. Enneking
                                 Anastasia H. Enneking